                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ]  Confidential, For Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PRIME HOSPITALITY CORP.
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3)  Per unit price or other underlying value of transaction  computed pursuant  to  Exchange  Act Rule  0-11. (Set forth the amount on which the  filing  fee  is  calculated  and  state  how  it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid  previously.  Identify  the previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

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          (2) Form, Schedule or Registration Statement No.:

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          (3) Filing Party:

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          (4) Date Filed:

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THIS FILING CONSISTS OF A QUESTION AND ANSWER SHEET PREPARED BY MANAGEMENT FOR
INTERNAL PURPOSES.

                              Transaction Q&A Sheet

Question: Why does the Board of Directors believe that it is an appropriate time to sell the Company?

Answer: While Prime Hospitality Corp. ("Prime" or the "Company") is excited about its future business prospects and the development of its proprietary brands, the all-cash offer of $12.25 per share represents a 42% premium to the
Company's closing price prior to the announcement, a 35% premium to the one-month trading average, and a 3% premium to Prime's high closing price over the last 12 months. The Board of Directors believes that the transaction is in the best interests of its shareholders.

Question:  Who is the buyer?

Answer: Affiliates of The Blackstone Group ("Blackstone"). Blackstone is a
leading investor in the lodging industry and is highly experienced in completing large acquisitions of this kind.

Question:  When do you anticipate closing?

Answer: We hope to close the transaction in the fourth quarter of 2004. Both
Prime and Blackstone are committed to closing the transaction as quickly as possible.

Question: What could prevent the transaction from closing?

Answer: The merger agreement contains relatively limited conditions for either side but is subject to approval of Prime's shareholders. For more details, please refer to the merger agreement which Prime is filing with the SEC on a
Form 8-K.

Question: What percentage of shareholders must approve the transaction?

Answer: The transaction requires approval by a majority of the outstanding common shares of the Company. United Capital Corp. and Mr. Petrocelli, Prime's
Chairman and Chief Executive Officer, have committed to vote their combined
3,584,697 beneficially owned shares in favor of the transaction.

Question:  Does the transaction require antitrust filings and approval?

Answer: No. This transaction does not require Hart-Scott-Rodino filings or anti-trust approval.

Question:  What are the details of Blackstone's financing?

Answer: Blackstone has secured a mortgage financing commitment from Bank of
America for $680 million and has delivered an equity commitment letter for

$172.5 million. It is important to note that there is no financing contingency in the merger agreement, but there is a condition that a severe market disruption shall not have occurred. For more details, please refer to the merger agreement.

Question:  What will happen to Prime's existing debt?

Answer: Prime's senior secured credit facilities will be repaid at closing. The merger agreement contemplates a tender and consent solicitation for the
Company's existing senior subordinated notes. The tender and consent solicitation has not been commenced, but will be made through the appropriate documentation prior to closing. It is a condition of the closing of the merger that the consent solicitation is successfully completed. Blackstone has agreed to pay the reasonable fees and expenses of the tender and consent solicitation.
For more details, please refer to the merger agreement.

Question: What is the termination fee?

Answer: Under certain circumstances, the Company would be required to pay
Blackstone a termination fee of $23 million plus up to $4 million of expense reimbursement. Additionally, Blackstone would be required to pay Prime $27 million if the transaction was not consummated due to certain other circumstances. For more details, please refer to the merger agreement.

Question: Are there any voting agreements in place?

Mr. Petrocelli, Chairman and Chief Executive Officer of Prime, and United
Capital have entered into a voting agreement to vote their combined 3,584,697 beneficially owned shares in favor of the transaction.

Question: Did Prime entertain competing offers for the Company?

Answer: Prime took all actions that it deemed appropriate to both ensure that shareholders are getting the best price, while also not risking losing the offer from Blackstone. This included negotiating the right to respond to any unsolicited offers and negotiating a reasonable and customary termination fee.
Details of the circumstances leading up to the transaction will be available in the definitive proxy statement, which will subsequently be filed with the SEC.

Question: Will there be significant changes to the Company's operations post-closing?

Answer: Integration plans between Blackstone and Prime are currently underway.
While there will likely be some changes in staffing, Blackstone plans to maintain the Company's headquarters in Fairfield, NJ, and we anticipate that
Prime's existing management team and employees will play a big role in the management of the Company going forward. In addition, Blackstone intends to convert 37 of the owned Wellesley Inns & Suites, which were originally built as moderate price extended stay hotels with kitchens, to one of its Extended Stay
America brands.

Question:  What is the net asset value of the Company?

Answer: We do not calculate such a number, but we believe that the offer price represents the best value that could be achieved for the underlying assets on an overall basis.

Question: Will the Company's management team receive severance payments in conjunction with this transaction?

Answer: Senior management has reasonable and customary severance agreements in place. For more details, please refer to Prime's proxy statement, which will be mailed to shareholders prior to the shareholders' meeting.

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE
ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL
CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the
Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the
Company by directing such request to the Company, Attention: Rich Szymanski,
Chief Financial Officer, 700 Route 46 East, Fairfield, NJ 07004, Telephone:
(973) 808-7751.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger.
Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.
8/18/04